PRESS RELEASE

Be Incorporated to File Certificate of Dissolution and Voluntarily Delist From Nasdaq National Market on March 15, 2001

MENLO PARK, Calif.--March 4, 2002--Be Incorporated (Nasdaq: BEOS) announced today, that on March 15, 2002, it plans to file a certificate of dissolution with the Delaware Secretary of State in accordance with the plan of dissolution approved by stockholders on November 12, 2001 and as set forth in the Definitive Proxy Statement filed on October 9, 2001. As of the close of business on the day Be files the certificate of dissolution, Be will set the record date as that day for purposes of determining the stockholders that will be eligible to participate in the final distribution of Be's assets, if any. Also on that day, Be will close its stock transfer books and cease recording transfers of shares of its common stock. Be will then voluntarily delist from the Nasdaq National Market and Be shares will no longer be traded on the Nasdaq beginning the next trading day after the certificate of dissolution is filed.

Pursuant to Delaware law, Be will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, solely for the purposes of prosecuting and defending lawsuits (including but not limited to pursuing its antitrust case against Microsoft), settling and closing its business in an orderly manner, disposing of any remaining property, discharging its liabilities and distributing to its stockholders any remaining assets, but not for the purpose of continuing any business. In accordance with the plan of dissolution, after payment in full of all claims finally determined to be due, Be will make distributions of any remaining assets (including assets acquired after the record date), if any, only to stockholders of record as of the record date. The timing and amounts of any such distributions will be determined by Be's Board of Directors in accordance with the plan of dissolution. Be may also establish a liquidating trust for the purpose of pursuing the antitrust litigation against Microsoft, liquidating the remaining assets of Be, paying or providing for the payment of Be's remaining liabilities and obligations, and making distributions to Be's stockholders. If a liquidating trust is established, stockholders will receive beneficial interests in the assets transferred to the liquidating trust in proportion to the number of Be's shares owned by such stockholders as of the record date.

About Be

On November 12, 2001, Be stockholders approved the sale of substantially all of Be's intellectual property and other technology assets to a subsidiary of Palm, Inc., and the subsequent dissolution of the company in accordance with the plan of dissolution. Pursuant to the terms of the asset purchase agreement with Palm, Be retained certain rights, assets and liabilities in connection with the transaction, including its cash and cash equivalents, receivables, certain contractual liabilities under in-licensing agreements, and rights to assert and bring certain claims and causes of action, including under the antitrust laws. On November 13, 2001, Be completed the sale of its assets to the Palm subsidiary. Be's headquarters have moved to Mountain View, California and it can be reached at P.O. Box 391420, Mountain View, CA 94041. It is currently publicly traded on the Nasdaq National Market under the symbol BEOS. Be can be found on the Web at http://www.beincorporated.com.

Safe Harbor Statement

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Any forward-looking statements herein are made only as of the date hereof, and Be undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Information about the potential factors that could affect the company's business and financial activities and results is included in the company's annual, quarterly and special reports, proxy statements and other information, which are on file with the Securities and Exchange Commission.


For more information contact:
Be Incorporated
Dan Johnston
President
650/965-4842
danj@beincorporated.com